SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 8, 2006

Technology Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-115444	20-0987069
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7311 W. Charleston Blvd., Suite 110, Las Vegas, NV	89117
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 228-7105

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 5.03 Amendments to Articles of Incorporation or Bylaws

On February 8, 2007, our Board of Directors resolved to amend the Articles of Incorporation pursuant to Nevada Revised Statues 78.207 to increase the number of authorized shares of our common stock, par value $.001, from 90,000,000 to 277,713,000 shares. Correspondingly, our Board of Directors affirmed a forward split of 3.0857 to 1 in which each shareholder will be issued 3.0857 common shares in exchange for one common share of their currently issued common stock.

On February 12, 2007, we filed a Certificate of Amendment to the Articles of Incorporation with the Nevada Secretary of State to reflect the increase in authorized shares. Under Nevada Revised Statutes 78.207, shareholder approval was not required.

A copy of the Amendment is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

Exhibit  Description.
Number

3.1  Certificate of Amendment decreasing the number of authorized shares

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Technology Holdings, Inc.

/s/ Sam Medley
Sam Medley
President, Chief Executive Officer
Date: February 13, 2007